May 21, 2015

State Street Bank and Trust Company

200 Newport Avenue

North Quincy, Massachusetts 02171

Attention: Jennifer Vaudo, Vice President

Re:   WisdomTree Trust (the “Fund” or “Trust”, as applicable)

Ladies and Gentlemen:

Reference is made to the (i) Master Custodian Agreement by and between each management investment company party thereto, and State Street Bank and Trust Company (“State Street”) dated as of September 27, 2013, as amended, modified, or supplemented from time to time (the “Custodian Agreement”), (ii) Administration Agreement by and between each management investment company party thereto, and State Street dated as of September 27, 2013, as amended, modified, or supplemented from time to time (the “Administration Agreement”), and (iii) Transfer Agency and Service Agreement by and between each management investment company party thereto, and State Street dated as of September 27, 2013, as amended, modified, or supplemented from time to time (the “Transfer Agency Agreement”, and taken together with the Custodian Agreement and the Administration Agreement, the “Agreements”). Pursuant to the Agreements, this letter (the “Letter”) is to provide written notice that the undersigned Fund or Trust, as applicable, has established the following new series (each, a “Portfolio”):

WisdomTree Global ex-U.S. Hedged Dividend Fund

WisdomTree International Hedged SmallCap Dividend Fund

WisdomTree Japan Dividend Growth Fund

In accordance with the additional fund and portfolio provision of Section 22.5 of the Custodian Agreement, Section 18 of the Administration Agreement, and Section 12 of the Transfer Agency Agreement, we request that you confirm that you will render the services described in the Agreements to the Additional Portfolios. A current Appendix A or Schedule A, as applicable, to the Agreements is attached hereto. In signing below, each of the undersigned hereby confirms, as of the date hereof, their respective representations and warranties set forth in Section 22.6 and 22.12 of the Custodian Agreement, Section 4 of the Administration Agreement, and Section 4 of the Transfer Agency Agreement.

Please indicate your acceptance of the foregoing by executing two copies of this Letter, returning one to the Fund and retaining one for your records.

Sincerely,

WISDOMTREE TRUST

By:
Name:	Jonathan Steinberg
Title:	President, Duly Authorized

Agreed and Accepted: STATE STREET BANK AND TRUST COMPANY

By:
Name:	Gunjan Kedia
Title:	Executive Vice President, Duly Authorized

APPENDIX A OR SCHEDULE A, AS APPLICABLE,

TO

MASTER CUSTODIAN AGREEMENT, ADMINISTRATION AGREEMENT, AND

TRANSFER AGENCY AND SERVICE AGREEMENT

As of May 21, 2015

WisdomTree Trust

WisdomTree Asia Local Debt Fund

WisdomTree Asia Pacific ex-Japan Fund

WisdomTree Australia Dividend Fund

WisdomTree Australian & New Zealand Debt Fund

WisdomTree Barclays U.S. Aggregate Bond Negative Duration Fund

WisdomTree Barclays U.S. Aggregate Bond Zero Duration Fund

WisdomTree Bloomberg Floating Rate Treasury Fund

WisdomTree Bloomberg U.S. Dollar Bullish Fund

WisdomTree BofA Merrill Lynch High Yield Bond Negative Duration Fund

WisdomTree BofA Merrill Lynch High Yield Bond Zero Duration Fund

WisdomTree Brazilian Real Strategy Fund

WisdomTree CBOE S&P 500 PUTWRITE Strategy Fund

WisdomTree China Dividend ex-Financials Fund

WisdomTree Chinese Yuan Strategy Fund

WisdomTree Commodity Country Equity Fund

WisdomTree Commodity Currency Strategy Fund

WisdomTree DEFA Equity Income Fund

WisdomTree DEFA Fund

WisdomTree Dividend ex-Financials Fund

WisdomTree Earnings 500 Fund

WisdomTree Emerging Currency Strategy Fund

WisdomTree Emerging Markets Consumer Growth Fund

WisdomTree Emerging Markets Corporate Bond Fund

WisdomTree Emerging Markets Dividend Growth Fund

WisdomTree Emerging Markets Equity Income Fund

WisdomTree Emerging Markets Ex-State Owned Enterprises Fund

WisdomTree Emerging Markets Local Debt Fund

WisdomTree Emerging Markets SmallCap Dividend Fund

WisdomTree Equity Income Fund

WisdomTree Euro Debt Fund

WisdomTree Europe Dividend Growth Fund

WisdomTree Europe Hedged Equity Fund

WisdomTree Europe Hedged SmallCap Equity Fund

WisdomTree Europe SmallCap Dividend Fund

WisdomTree Germany Hedged Equity Fund

WisdomTree Global Corporate Bond Fund

WisdomTree Global Equity Income Fund

WisdomTree Trust 245 Park Avenue, 35th Floor, New York, NY 10167 | 212-801-2080 Tel 212-801-2081 Fax

WisdomTree Global ex-U.S. Dividend Growth Fund

WisdomTree Global ex-U.S. Hedged Dividend Fund

WisdomTree Global ex-U.S. Real Estate Fund

WisdomTree Global ex-U.S. Utilities Fund

WisdomTree Global Natural Resources Fund

WisdomTree Global Real Return Fund

WisdomTree India Earnings Fund

WisdomTree Indian Rupee Strategy Fund

WisdomTree International Dividend ex-Financials Fund

WisdomTree International Hedged Dividend Growth Fund

WisdomTree International Hedged SmallCap Dividend Fund

WisdomTree International LargeCap Dividend Fund

WisdomTree International MidCap Dividend Fund

WisdomTree International SmallCap Dividend Fund

WisdomTree Japan Dividend Growth Fund

WisdomTree Japan Hedged Capital Goods Fund

WisdomTree Japan Hedged Dividend Growth Fund

WisdomTree Japan Hedged Equity Fund

WisdomTree Japan Hedged Financials Fund

WisdomTree Japan Hedged Health Care Fund

WisdomTree Japan Hedged Real Estate Fund

WisdomTree Japan Hedged SmallCap Equity Fund

WisdomTree Japan Hedged Tech, Media & Telecom Fund

WisdomTree Japan Interest Rate Strategy Fund

WisdomTree Japan SmallCap Dividend Fund

WisdomTree Korea Hedged Equity Fund

WisdomTree LargeCap Dividend Fund

WisdomTree LargeCap Value Fund

WisdomTree Managed Futures Strategy Fund

WisdomTree MidCap Dividend Fund

WisdomTree MidCap Earnings Fund

WisdomTree Middle East Dividend Fund

WisdomTree SmallCap Dividend Fund

WisdomTree SmallCap Earnings Fund

WisdomTree Total Dividend Fund

WisdomTree Total Earnings Fund

WisdomTree U.S. Dividend Growth Fund

WisdomTree U.S. SmallCap Dividend Growth Fund

WisdomTree United Kingdom Hedged Equity Fund

WisdomTree Western Asset Unconstrained Bond Fund

WisdomTree Trust 245 Park Avenue, 35th Floor, New York, NY 10167 | 212-801-2080 Tel 212-801-2081 Fax